Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Municipal Opportunity Fund, Inc.
33-42234, 811-06379

A special meeting of shareholders was held on May 15, 2009. At this meeting the shareholders were asked to approve the issuance of additional common shares of the Fund in connection with a Reorganization. The meeting was subsequently adjourned to June 17, 2009, July 24, 2009 and July 31, 2009.

Voting results are as follows:


 Common shares
 MuniPreferred shares voting together as a class

MuniPreferred- Series M

MuniPreferred- Series T

MuniPreferred- Series W

MuniPreferred- SeriesW2

MuniPreferred- Series TH1

 MuniPreferred- Series TH2

MuniPreferred- Series F

To approve the issuance of additional common shares of Nuveen Insured
Municipal Opportunity Fund, Inc. in connection with the Reorganization.










   For
             41,906,660








   Against
               4,455,033








   Abstain
               1,788,836








      Total
             48,150,529




























To approve an Agreement and Plan of Reorganization
(the  Agreement ),  pursuant to which Nuveen Insured
Florida Premium Income Municipal Fund (the
Acquired Fund ) would (i) transfer all of its assets to Nuveen Insured Municipal Opportunity Fund, Inc. (the
  Acquiring Fund ) in exchange solely for shares of common stock and shares of Municipal Auction
 Rate Cumulative Preferred stock ( MuniPreferred ),
Series W3 and Series TH3, of the Acquiring Fund and the Acquiring Funds assumption of all the liabilities of the Acquired Fund, (ii) distribute such shares of the Acquiring Fund to the common shareholders and MuniPreferred, Series W and Series TH, shareholders of the Acquired Fund and
(iii) be liquidated, dissolved and terminated in accordance with the Acquired Funds Declaration of Trust (the  Reorganization ).










   For

                    22,649
                    3,478
                    3,451
                    3,336
                    2,705
                    3,186
                    3,204
                    3,289
   Against

                         856
                         47
                         33
                         82
                         62
                       344
                         66
                       222
   Abstain

                         502
                           5
                         45
                       113
                         58
                          -
                       262
                         19
      Total

                    24,007
                    3,530
                    3,529
                    3,531
                    2,825
                    3,530
                    3,532
                    3,530

Proxy materials are herein incorporated by reference to the SEC filing on April 17, 2009, under Conformed Submission FO RM N-14 8C/A, accession number 0000950137-09-003833.

In addition:


The annual meeting of shareholders was held on July 28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009 and October 13, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the
fundamental policy relating to tax-exempt securities.


   For
             38,344,729
                    11,525
   Against
               3,544,491
                      1,497
   Abstain
               1,804,756
                         352
   Broker Non-Votes
             10,323,144
                      2,377
      Total
             54,017,120
                    15,751



To approve the new fundamental policy
relating to tax-exempt securities.


   For
             38,560,166
                    11,543
   Against
               3,309,092
                      1,479
   Abstain
               1,824,718
                         352
   Broker Non-Votes
             10,323,144
                      2,377
      Total
             54,017,120
                    15,751



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             38,499,569
                    11,508
   Against
               3,448,741
                      1,519
   Abstain
               1,745,666
                         347
   Broker Non-Votes
             10,323,144
                      2,377
      Total
             54,017,120
                    15,751



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             38,209,748
                    11,506
   Against
               3,678,279
                      1,516
   Abstain
               1,805,948
                         352
   Broker Non-Votes
             10,323,145
                      2,377
      Total
             54,017,120
                    15,751



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             38,444,421
                    11,501
   Against
               3,509,817
                      1,518
   Abstain
               1,739,737
                         355
   Broker Non-Votes
             10,323,145
                      2,377
      Total
             54,017,120
                    15,751



To approve the new fundamental policy
relating to commodities.


   For
             38,445,415
                    11,501
   Against
               3,437,729
                      1,518
   Abstain
               1,810,832
                         355
   Broker Non-Votes
             10,323,144
                      2,377
      Total
             54,017,120
                    15,751



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014921.